 Exhibit No. 32.1
 Form 10-K
Alterola Biotech Inc.

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Alterola Biotech Inc. (the Company”) on Form 10-K for the year ended September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the Report”), I, Soren Nielsen, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

January 13, 2011	By: /s/ Soren Nielsen
Soren Nielsen
Chief Executive Officer
(Principal Executive Officer)